UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2018

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 26, 2018, Information Services Group, Inc. (“ISG” or the “Company) announced that Todd D. Lavieri, 56, currently Partner and President, ISG Americas and Asia Pacific has been named to the additional officer post of Vice Chairman of ISG effective immediately.  In addition to his current responsibilities, he will work closely with Chairman and CEO Michael P. Connors and other members of the firm’s executive leadership team on corporate strategy and governance matters. Mr. Lavieri joined ISG in 2014 as partner and president of ISG Americas, and later was named to also lead ISG Asia Pacific. Previously, Mr. Lavieri held executive positions with IBM as general manager, IBM Global Consulting, and general manager, Global Business Services, IBM Canada. Prior to joining IBM, he was president and CEO of Archstone Consulting, a strategy and operations advisory firm he founded in 2003 and sold in 2009. Before that, he was a partner with Deloitte Consulting.  Mr. Lavieri is a graduate of Trinity College, Hartford, Conn., and holds an MBA from Duke University’s Fuqua School of Business.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2018	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer